UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 30, 2012
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2012, James E. McAuliffe, Jr., 67, retired as the Senior Vice President – Human Resources of Kaiser Aluminum Corporation (the "Company"). As previously announced, Mr. McAuliffe's responsibilities were transitioned to John M. Donnan, 51, effective upon Mr. McAuliffe’s retirement. In connection with Mr. Donnan's assumption of Mr. McAuliffe's responsibilities, on May 3, 2012, the Company's board of directors approved changing Mr. Donnan's title to Senior Vice President - Legal, Compliance and Human Resources.

Mr. Donnan joined the Company’s legal department in 1993 and served as the Company’s General Counsel from January 2005 to April 2012. In addition to the Company’s human resource function, Mr. Donnan will continue to manage the Company’s corporate legal, compliance, internal audit, environmental, safety and quality functions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Assistant Secretary and Assistant General Counsel
Date: May 4, 2012